UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2006

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	98-0204736
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3427 SW 42nd Way Gainesville, Florida	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (352) 379-0611

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as exhibits.

On August 2, 2006, Quick-Med Technologies, Inc., a Nevada corporation (the “Company”), and Engelhard Long Island, Inc. (“Engelhard”), a wholly-owned subsidiary of BASF Catalysts LLC, finalized a Fourth Amendment to that certain Letter of Intent (“LOI”) dated February 1, 2006 and effective through April 28, 2006. The First Amendment, dated April 26, 2006, the Second Amendment, dated May 26, 2006, and the Third Amendment, dated June 13, 2006, extended the effective period of the LOI to May 26, 2006, June 16, 2006 and June 30, 2006, respectively. The Fourth Amendment, effective as of June 30, 2006, extended the effective period of the LOI to August 1, 2007. The LOI amends certain terms included in the Master Agreement for Product Development, Manufacturing and Distribution (the “Master Agreement”), which was entered into between the Company and Engelhard on August 15, 2002. Pursuant to the Master Agreement, as amended by the LOI, the Company granted to Engelhard an exclusive license to develop and market the Company’s Ilomastat product (the “Licensed Product”) for the field of over-the-counter anti-aging cosmetics and a nonexclusive license for the field of over-the-counter acne treatments and skin moisturizers in the cosmetics market. In consideration for this license, as amended by the LOI, the Company will receive monthly royalty payments based on a percentage of the net revenue Engelhard receives from sales of the Licensed Product but no less than annual minimum royalty payments equal to $1,140,000 for the first two years, assuming the LOI is not terminated during such period. Pursuant to the Fourth Amendment, these royalty payments replace any financial and other milestone or windfall obligations under the Master Agreement.

In addition, the Fourth Amendment amended the Master Agreement to transfer all right, title and interest to the Engelhard intellectual property held by the Company back to Engelhard in exchange for one lump sum payment of $166,500.

Other than the foregoing, the LOI, as amended, is not binding on either party and contemplates that the parties may enter into further negotiations on other matters related to the agreements between the parties.

There are no material relationships between the Company or its affiliates and any of the parties to the LOI or Master Agreement, other than with respect to the LOI and Master Agreement.

       Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exh. No.  Description

10.1.
Master Agreement, dated August 15, 2002, by and between Quick Med Technologies, Inc. and Engelhard Long Island, Inc., as successor in interest to the Collaborative Group, Inc., incorporated herein by reference to Form 10-KSB filed with the U.S. Securities and Exchange Commission on October 15, 2002.

10.2.	Letter of Intent by and between Engelhard Long Island, Inc. and Quick Med Technologies, Inc. dated February 1, 2006.

10.3	Term Sheet attached as Appendix A to the Letter of Intent dated February 1, 2006. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.4	First Amendment to Letter of Intent dated April 26, 2006.

10.5	Second Amendment to Letter of Intent dated May 26, 2006.

10.6	Third Amendment to Letter of Intent dated June 13, 2006.

10.7	Fourth Amendment to Letter of Intent dated June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: August 11, 2006
/s/ David Lerner
David Lerner, President